Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of United Bankshares, Inc. (“United Bankshares”) and Cardinal Financial Corporation (“Cardinal”) after giving effect to the merger, the issuance of United common stock in connection therewith and the other transactions contemplated by the Agreement and Plan of Reorganization dated as of August 16, 2016 by and among United Bankshares, UBV Holding Company, LLC and Cardinal.

The unaudited pro forma condensed combined balance sheet as of March 31, 2017 is presented as if the merger with Cardinal and the transactions that occurred therewith had occurred on March 31, 2017. The unaudited pro forma condensed combined income statements for the year ended December 31, 2016 and the three months ended March 31, 2017 are presented as if the merger and transactions that occurred therewith had occurred on January 1, 2016. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. United Bankshares is the acquirer for accounting purposes. United Bankshares has not had sufficient time to completely evaluate the fair value of the assets and liabilities as well as identifiable intangible assets of Cardinal. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

A final determination of the acquisition consideration and fair values of Cardinal’s assets and liabilities will be based on the actual net tangible and intangible assets of Cardinal that existed as of the date of completion of the merger, which was after the close of business on April 21, 2017. Consequently, amounts preliminarily allocated to all assets and liabilities, goodwill and identifiable intangibles could change from those allocations used in the unaudited pro forma condensed combined financial statements presented and could result in a change in amortization of acquired intangible assets and amortization or accretion of other fair value adjustments.

In connection with the integration of the operations of United Bankshares and Cardinal, United Bankshares will incur nonrecurring charges, such as costs associated with systems implementation, severance and other costs related to exit or disposal activities. United Bankshares is not fully able to determine the timing, nature and amount of these charges as of the date of this filing. However, these charges will affect the results of operations of United Bankshares, in the period in which they are incurred. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and were not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	United Bankshares’ separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, included in United Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2016;

•	Cardinal’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, included in Cardinal’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	United Bankshares’ separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2017, included in United Bankshares’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2017; and

•	other information pertaining to United Bankshares and Cardinal in previous filings with the Securities and Exchange Commission.

UNITED BANKSHARES, INC.

SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (UNAUDITED)

(Dollars in thousands)

	Three Months Ended March 31, 2017	Year Ended December 31, 2016
INCOME STATEMENT:
Net interest income	$141,145	$561,776
Provision for loan losses	6,684	24,245

Net interest income after provision for loan losses	134,461	537,531
Noninterest income	34,003	132,386
Noninterest expense	88,297	357,809

Income before income taxes	80,167	312,108
Income taxes	27,725	105,622

Net income	$52,442	$206,486

As of March 31, 2017
BALANCE SHEET:
Cash and cash equivalents	$1,836,921
Net loans	13,602,062
Total assets	19,580,127
Deposits	14,487,507
Borrowings	1,699,845
Shareholders’ equity	3,228,113

PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)

UNITED BANKSHARES, INC.

As of March 31, 2017

	As Reported		Proforma Adjustments		United Bankshares & Cardinal Pro Forma Combined
(In thousands)	United Bankshares	Cardinal
ASSETS
Cash and due from banks	$184,570	$24,347			$208,917
Interest-bearing deposits with other banks	1,482,031	142,274			1,624,305
Federal funds sold and securities purchased under agreements to resell	727	2,972			3,699
Securities available for sale	1,229,363	380,799			1,610,162
Securities held to maturity	30,350	3,510	(475	)(a)	33,385
Securities – trading	0	8,935			8,935
Securities – other	113,698	16,429			130,127
Loans held for sale	3,581	296,348			299,929
Loans (net of unearned income)	10,409,041	3,315,336	(49,440	)(b)	13,674,937
Less: allowance for loan losses	(72,875)	(32,299)	32,299	(c)	(72,875)

Net loans	10,336,166	3,283,037	(17,141)		13,602,062
Bank premises and equipment	75,817	22,462			98,279
Goodwill	863,767	35,007	512,213	(d)	1,410,987
Other intangibles	21,907	848	24,823	(e)	47,578
Other assets	420,338	82,163	(739	)(f)	501,762

Total Assets	$14,762,315	$4,299,131	$518,681		$19,580,127

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$3,339,935	$761,522			$4,101,457
Interest-bearing deposits	7,722,394	2,659,448	4,208	(g)	10,386,050

Total deposits	11,062,329	3,420,970	4,208		14,487,507
Federal funds purchased	18,100	0			18,100
Securities sold under agreements to repurchase	210,883	113,452			324,335
FHLB borrowings	887,459	220,000	1,001	(g)	1,108,460
Other long-term borrowings	224,508	24,442			248,950
Other liabilities	106,177	58,485			164,662

Total Liabilities	12,509,456	3,837,349	5,209		16,352,014
SHAREHOLDERS’ EQUITY:
Common stock	202,949	33,001	26,225	(h)(i)	262,175
Surplus	1,206,516	218,472	697,556	(h)(i)	2,122,544
Retained earnings	885,022	209,258	(209,258	)(h)	885,022
Accumulated other comprehensive (loss) income	(40,643)	1,051	(1,051	)(h)	(40,643)
Treasury stock	(985)	0	0	(h)	(985)

Total Shareholders’ equity	2,252,859	461,782	513,472		3,228,113

Total Liabilities and Shareholders’ Equity	$14,762,315	$4,299,131	$518,681		$19,580,127

See notes to the unaudited pro forma condensed combined financial information.

PRO FORMA CONDENSED INCOME STATEMENT (UNAUDITED)

UNITED BANKSHARES, INC.

For the Three Months Ended March 31, 2017

	As Reported		Pro Forma Adjustments		United Bankshares & Cardinal Pro Forma Combined
(In thousands, except share data)	United Bankshares	Cardinal
Interest income	$120,758	$37,839	$1,123	(j)(k)	$159,720
Interest expense	13,138	6,014	(577	)(l)	18,575

Net Interest Income	107,620	31,825	1,700		141,145
Provision for loan losses	5,899	785			6,684

Net interest income after provision for loan losses	101,721	31,040	1,700		134,461
Other income	20,146	13,857			34,003
Other expense	62,842	25,748	(293	)(m)(n)	88,297

Income Before Income Taxes	59,025	19,149	1,993		80,167
Income taxes	20,216	6,772	737	(o)	27,725

Net income	$38,809	$12,377	$1,256		$52,442

Net income per common share:
Basic	$0.48	$0.37			$0.50
Diluted	$0.48	$0.36			$0.50
Average common shares outstanding
Basic	80,902,368	33,632,302	(9,753,368	)(p)	104,781,302
Diluted	81,306,540	34,110,602	(9,892,075	)(p)	105,525,067

See notes to the unaudited pro forma condensed combined financial information.

PRO FORMA CONDENSED INCOME STATEMENT (UNAUDITED)

UNITED BANKSHARES, INC.

For the Year Ended December 31, 2016

	As Reported		Pro Forma Adjustments		United Bankshares & Cardinal Pro Forma Combined
(In thousands, except share data)	United Bankshares	Cardinal
Interest income	$470,341	$153,478	$4,492	(j)(k)	$628,311
Interest expense	45,010	25,621	(4,096	)(l)	66,535

Net Interest Income	425,331	127,857	8,588		561,776
Provision for loan losses	24,509	(264)			24,245

Net interest income after provision for loan losses	400,822	128,121	8,588		537,531
Other income	70,032	62,354			132,386
Other expense	248,196	115,170	(5,557	)(m)(n)	357,809

Income Before Income Taxes	222,658	75,305	14,145		312,108
Income taxes	75,575	24,814	5,233	(o)	105,622

Net income	$147,083	$50,491	$8,912		$206,486

Net income per common share:
Basic	$2.00	$1.52			$2.13
Diluted	$1.99	$1.50			$2.11
Average common shares outstanding
Basic	73,531,992	33,173,095	(9,620,198	)(p)	97,084,889
Diluted	73,893,127	33,689,854	(9,770,058	)(p)	97,812,923

See notes to the unaudited pro forma condensed combined financial information.

NOTE A – BASIS OF PRESENTATION

After the close of business on April 21, 2017, United Bankshares consummated its merger with Cardinal. Cardinal was merged with and into UBV Holding Company, LLC, a wholly-owned subsidiary of United Bankshares. At the effective time of the merger, Cardinal ceased to exist and UBV Holding Company, LLC survived and will continue to exist as a Virginia corporation.

At the effective time of the merger, each outstanding share of common stock of Cardinal was converted into the right to receive 0.71 shares of United Bankshares common stock, par value $2.50 per share, and Cardinal’s outstanding stock options were converted into options to purchase United Bankshares common stock. As a result of the merger, United issued approximately 23.7 million shares of its common stock for all of Cardinal’s outstanding common stock and restricted stock, and issued options to purchase approximately 154 thousand shares of its common stock upon conversion of Cardinal’s stock options. United paid approximately $14 thousand in cash to holders of Cardinal common stock and restricted stock in lieu of fractional shares of United common stock. The payment of cash in lieu of fractional shares was funded by cash on hand at United.

After the effective time of the merger, Cardinal Bank, a wholly-owned subsidiary of Cardinal, was merged with and into United Bank (Virginia), a wholly-owned subsidiary of UBV Holding Company, LLC. United Bank (Virginia) survived the bank merger and will continue to exist as a Virginia banking corporation.

The unaudited pro forma condensed combined financial information of United Bankshares’ financial condition and results of operations, including per share data, are presented after giving effect to the merger. The pro forma financial information assumes that the merger with Cardinal was consummated on January 1, 2016 for purposes of the unaudited pro forma condensed combined statement of income and on March 31, 2017 for purposes of the pro forma balance sheet and gives effect to the merger, for purposes of the unaudited pro forma condensed combined statement of income, as if it had been effective during the entire period presented.

The merger will be accounted for using the acquisition method of accounting; accordingly, the difference between the purchase price over the estimated fair value of the assets acquired (including identifiable intangible assets) and liabilities assumed will be recorded as goodwill.

The pro forma financial information includes estimated adjustments to record the assets and liabilities of Cardinal at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein will likely be revised as additional information becomes available and as additional analysis is performed. The final allocation of the purchase price will be determined after completion of a final analysis to determine the fair values of Cardinal’s tangible and identifiable intangible assets and liabilities as of the closing date and any differences could be material.

NOTE B – PRO FORMA ADJUSTMENTS

(In thousands, except share data)

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current valuations, estimates and assumptions that are subject to change and such change could be material.

(a)	A fair value adjustment was recorded to Cardinal’s held-to-maturity investment portfolio based on quoted market prices or prices quoted for similar financial instruments as well as the use of internal calculations and through information provided by external pricing sources.

(b)	A fair value adjustment was recorded to Cardinal’s outstanding loan portfolio. This fair value adjustment was based on (1) current market interest rates and spreads including consideration for liquidity concerns and (2) United Bankshares’ initial evaluation of credit deterioration identified in Cardinal’s loan portfolio. Loans were adjusted for credit deterioration of the acquired portfolio in the amount of $32,300, which represented a mark of 1% on Cardinal’s outstanding loan portfolio. Of the $32,300 mark, approximately 15% or $4,845 is estimated to be an accretable adjustment. A further downward fair value adjustment to reflect differences in interest rates in the amount of $17,140 was also recorded. United Bankshares is using an independent third party to help determine the fair value of the acquired loans that could significantly change the amount of the estimated fair value adjustment.

(c)	The allowance for loan losses of Cardinal is eliminated. Purchased loans acquired in a business combination are required to be recorded at fair value and the recorded allowance of the acquired company may not be carried over.

(d)	Cardinal’s previous goodwill amount of $35,007 is eliminated. Goodwill of $547,220 generated as a result of the total purchase price based on United Bankshares’ stock price of $41.05 per share as of April 21, 2017 and the fair value of assets purchased exceeding the fair value of liabilities assumed is recorded.

(e)	Cardinal’s previous other intangibles amount of $848 is eliminated. New amount of $24,823 representing United Bankshares’ estimate of the fair value of the core deposit intangible asset to be recorded. The estimate represents a 1.25% premium on Cardinal’s core deposits. The actual amount of such core deposit intangible asset will be valued by an independent third party that could change the amount of the adjustment significantly.

(f)	Deferred taxes associated with the adjustments to record the assets and liabilities of Cardinal at fair value were recognized using United Bankshares’ statutory rate of 37%.

(g)	A fair value adjustment was recorded to Cardinal’s outstanding deposit liabilities ($4,208) and long-term Federal Home Loan Bank (FHLB) borrowings ($1,001) to reflect current market interest rates and spreads for comparable instruments. United Bankshares is using an independent third party to help determine the fair value of the assumed deposit liabilities and long-term FHLB borrowings. Upon completion of this independent third party valuation, the amount and timing of the estimated fair value adjustments could change significantly.

(h)	Adjustments representing the elimination of the historical equity of Cardinal as part of the purchase accounting adjustments.

(i)	Recognition of the equity portion of the merger consideration. The adjustment to common stock represents the $2.50 par value of shares of United Bankshares common stock issued to effect the transaction. The adjustment to surplus represents in the amount of equity consideration above the par value of United Bankshares’ common stock issued.

(j)	Represents the accretion of the fair value adjustment on held-to-maturity investment securities assuming the merger closed on January 1, 2016. This consists of accretion of $24 and $95, respectively, for the three months ended March 31, 2017 and the year ended December 31, 2016. The average remaining life of the held-to-maturity investment securities is approximately 5 years.

(k)	Represents the accretion of the fair value adjustment on portfolio loans assuming the merger closed on January 1, 2016. This consists of accretion of $242 and $969, respectively, for the three months ended March 31, 2017 and the year ended December 31, 2016 related to the accretable adjustment on the credit mark on the acquired loans and accretion of $857 and $3,428, respectively, for the three months ended March 31, 2017 and the year ended December 31, 2016 related to the interest rate adjustment on the acquired loans. The average remaining life of the loans is approximately 5 years.

(l)	Represents net amortization of the premium on deposits and long-term FHLB borrowings assuming the merger closed on January 1, 2016. For purposes of the pro forma financial information, the following table reflects the respective amortization (accretion) amounts using the straight-line method and the average remaining life for each individual liability.

(Unaudited, dollars in thousands)	Average Remaining Life (Years)	For the Three Months Ended March 31, 2017	For the Year Ended December 31, 2016
Deposits	1.13	$484	$3,724
FHLB borrowings	2.69	93	372

(m)	Represents the amortization of the core deposit intangible to be acquired in the merger over an estimated useful life of ten (10) years using the sum-of-the years digits method assuming the merger closed on January 1, 2016. The estimated amount of the amortization is $1,050 for the three months ended March 31, 2017 and $4,667 for the year ended December 31, 2016.

(n)	Represents the elimination of historical nonrecurring transaction costs of $1,343 and $10,224, respectively, incurred during the three months ended March 31, 2017 and for the year ended December 31, 2016 that are either directly related to the Cardinal acquisition or prior acquisitions.

(o)	Applicable income taxes at a 37% rate less deferred taxes associated with the net amortization and accretion of the purchase accounting adjustments.

(p)	Weighted-average basic and diluted shares outstanding were adjusted to effect the transaction.

NOTE C – PRO FORMA ALLOCATION OF PURCHASE PRICE

The following table shows the pro forma allocation of the consideration paid for Cardinal’s common equity to the acquired identifiable assets and liabilities assumed and the pro forma goodwill generated from the transaction:

Purchase price:
Fair value of common shares issued (23,690,589 shares), based on United Bankshares’ stock price of $41.05 per share as of April 21, 2017	$972,499
Fair value of stock options assumed	2,741
Cash paid for fractional shares	14

Total purchase price	975,254
Identifiable assets:
Cash and cash equivalents	169,593
Investment securities	409,198
Loans held for sale	296,348
Loans	3,265,896
Premises and equipment	22,462
Core deposit intangibles	25,671
Other assets	81,424

Total identifiable assets	$4,270,592
Identifiable liabilities:
Deposits	$3,425,178
Short-term borrowings	138,452
Long-term borrowings	220,443
Other liabilities	58,485

Total identifiable liabilities	3,842,558

Net assets acquired including identifiable intangible assets	428,034

Resulting goodwill	$547,220

NOTE D – ESTIMATED AMORTIZATION/ACCRETION OF ACQUISITION ACCOUNTING ADJUSTMENTS

The following table sets forth an estimate of the expected effects of the estimated aggregate acquisition accounting adjustments reflected in the pro forma combined financial statements on the future pre-tax net income of United Bankshares reflecting the merger with Cardinal:

	For the Years Ended December 31,
(Unaudited, in thousands)	2017	2018	2019	2020	2021
Held-to-maturity investment securities	$95	$95	$95	$95	$95
Loans, net of unearned income	4,397	4,397	4,397	4,397	4,397
Deposits	3,724	484	0	0	0
Core deposit intangible	(4,667)	(4,201)	(3,734)	(3,267)	(2,800)
FHLB borrowings	372	372	257	0	0

Increase in pre-tax income	$3,921	$1,147	$1,015	$1,225	$1,692

The actual effect of purchase accounting adjustments on the future pre-tax income of United Bankshares will differ from these estimates based on the closing date estimates of fair values and the use of different amortization methods than assumed above.

NOTE E – ESTIMATED COST SAVINGS AND MERGER-RELATED COSTS

Estimated cost savings, expected to approximate 25% of Cardinal’s annualized pre-tax operating expenses, are excluded from the pro forma analysis. Cost savings are estimated to be realized at 50% in the first year after acquisition and 100% in subsequent years. In addition, historical merger-related costs are excluded from the pro forma combined statements of income since they are factually supportable and are either not directly attributable to this merger transaction or are not expected to have a continuing impact on the combined company. Future merger-related costs of this merger transaction which are not factually supportable and not expected to have a continuing impact on the combined company are also excluded from the proforma analysis. Merger-related costs are estimated to be approximately $46 million, before-tax.